UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2019

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of principal executive offices)		(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

By letter dated January 4, 2019 (the “Decision”), Organogenesis Holdings Inc. (the “Company”) was notified by The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) had determined to delist the Company’s warrants from The Nasdaq Stock Market due to the Company’s non-compliance with the minimum 400 round lot holder requirement for initial listing on The Nasdaq Capital Market, as required by Nasdaq Listing Rule 5515(a)(4). Accordingly, the trading halt in the Company’s warrants will be converted to a trading suspension effective at the open of the market on January 8, 2019, at which time the warrants are expected to be eligible to trade “over-the-counter” under the trading symbol “ORGOW.” Information regarding OTC Markets can be found at www.otcmarkets.com. Following the expiration of all review periods, Nasdaq will file a Form 25 with the Securities and Exchange Commission to formally delist the Company’s warrants.

Item 8.01.	Other Matters.

The Decision also indicated that, based on the plan of compliance presented by the Company at the hearing held on December 13, 2018, the Panel had granted the Company’s request for the continued listing of its Class A common stock on The Nasdaq Stock Market. Pursuant to the Panel’s decision, on or before March 31, 2019, the Company is required to demonstrate to the satisfaction of Staff and the Panel that it has a minimum of 300 round lot common shareholders and that it otherwise meets all applicable requirements for listing on Nasdaq.,

In furtherance of the Panel’s decision, the trading halt of the Company’s Class A common stock, which was initiated on October 30, 2018, will be lifted at the open of the market on January 8, 2019, at which time the Company’s Class A common stock will resume trading on The Nasdaq Capital Market. The halt will be lifted notwithstanding the Company’s non-compliance with the round lot shareholder requirement for its common stock to allow the Company to execute its plan of compliance.

Although the Company is taking definitive steps to timely evidence compliance with the terms of the Panel’s decision, there can be no assurance that it will be able to do so and, in the event the Company is unable to demonstrate to the satisfaction of Staff and the Panel that it has a minimum of 300 round lot common shareholders and that it otherwise meets all applicable requirements for listing on Nasdaq by March 31, 2019, the Company’s Class A common stock would be subject to suspension and delisting. In addition, the Decision is subject to “call for review” by the Nasdaq Listing and Hearing Review Council (the “Listing Council”), on its own motion, for 45 calendar days following the date of the Decision. In the event the Listing Council calls this matter for review, it may affirm, modify or reverse the decision of the Panel.

Forward-Looking Statements

The Company makes forward-looking statements in this report within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. Forward-looking statements may be identified by the use of words such as “will,” “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” “extend,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include statements relating to the Company’s ability to demonstrate compliance with the 300 round lot shareholder requirement and other applicable listing standards and maintain compliance with all applicable Nasdaq listing rules. Forward looking statements with respect to the continued listing of the Company’s Class A common stock are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward looking statements. These factors include, but are not limited to: (1) the Company’s ability to successfully implement its plan of compliance to increase the number of round lot holders of its Class A common stock and otherwise maintain compliance with applicable Nasdaq listing standards; (2) the Company’s ability to recognize the benefits of its recent business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (3) changes in applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks and uncertainties described in other documents filed or to be filed by the Company with the Securities and Exchange Commission. Although they may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Vice President and General Counsel

Date: January 7, 2019